UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 2, 2017

(Date of report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Ave.

Floor 10, Detroit, Michigan

48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2017, Ally Financial Inc. held its annual meeting of stockholders. The results of voting on matters brought before stockholders are shown below.

Proposal 1 – Election of Directors

	For	Against	Abstain	Broker Non-Votes
Franklin W. Hobbs	392,020,442	1,620,770	7,072,858	16,795,083
Kenneth J. Bacon	390,973,107	2,664,695	7,076,268	16,795,083
Robert T. Blakely	390,181,738	3,457,619	7,074,713	16,795,083
Maureen A. Breakiron-Evans	393,513,641	124,093	7,076,336	16,795,083
William H. Cary	397,940,586	135,085	2,638,399	16,795,083
Mayree C. Clark	393,527,484	110,350	7,076,236	16,795,083
Kim S. Fennebresque	391,515,679	2,123,579	7,074,812	16,795,083
Marjorie Magner	392,064,953	1,574,224	7,074,893	16,795,083
John J. Stack	393,490,763	147,089	7,076,218	16,795,083
Michael F. Steib	393,496,858	140,953	7,076,259	16,795,083
Jeffrey J. Brown	393,526,978	114,988	7,072,104	16,795,083

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
376,270,749	15,092,270	9,351,051	16,795,083

Proposal 3 – Approval of the Ally Financial Inc. Incentive Compensation Plan, amended and restated effective May 2, 2017

For	Against	Abstain	Broker Non-Votes
381,450,189	16,343,904	2,919,977	16,795,083

Proposal 4 – Approval of the Ally Financial Inc. Non-Employee Directors Equity Compensation Plan, amended and restated effective May 2, 2017

For	Against	Abstain	Broker Non-Votes
382,299,105	11,153,514	7,261,451	16,795,083

Proposal 5 – Approval of the Ally Financial Inc. Executive Performance Plan, amended and restated effective January 1, 2018

For	Against	Abstain	Broker Non-Votes
376,429,342	16,502,994	7,781,734	16,795,083

Proposal 6 – Ratification of the Audit Committee’s Engagement of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2017

For	Against	Abstain
413,241,950	1,626,905	2,640,298

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: May 4, 2017	By:	/s/ David J. DeBrunner
		Name:	David J. DeBrunner
		Title:	Vice President, Chief Accounting Officer and Controller